Exhibit 10.14

SECURITY AGREEMENT

1.           Grant. On this 1ST day of August, 2007, Cyclone Power Technologies, Inc., a Florida corporation with its principal place of business at 601 NE 26th Ct., Pompano Beach, FL 33064 ("Debtor"), for valuable consideration, receipt whereof is acknowledged, grants to Schoell Marine, Inc., a Florida corporation with its principal place of business in Pompano Beach, Florida ("Secured Party") a security interest in, and mortgages to Secured Party, the intellectual property and patent interests of Debtor set forth on Exhibit A hereof (the "Collateral") to secure payment for services performed and other value property and cash provided to Debtor in the total amount of $379,800.00 (the "Obligations").

2.           Warranties and Covenants of Debtor.  Debtor warrants and covenants that:

(a)           Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b)           No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office. The Debtor shall immediately notify the Secured Party in writing of any change in name, address, identity or corporate structure from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement.

(c)           Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(d)           Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon. Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(e)           Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

3.           Additional Rights of Parties.  At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance on the Collateral upon failure by the Debtor, after having been requested to do so, to provide insurance satisfactory to the Secured Party, and may pay for the maintenance, repair, and preservation of the Collateral including additional governmental filings required to keep the Collateral in good standing. To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Until default Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

4.           Events of Default.  Debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon, or the inability of the Debtor to keep current filings and payments on the Collateral in order to keep them in good standing; (d) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; or (e) the occurrence of an event of default in any agreement between Debtor and/or Secured Party and/or any other creditor or note holder of the Debtor.

5.           Remedies.  UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF FLORIDA, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Uniform Commercial Code of Florida); and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor's right of redemption in satisfaction of the Debtor's Obligations as provided in the Uniform Commercial Code of Florida. Secured Party without removal may render the Collateral unusable and dispose of the Collateral on the Debtor's premises.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party which is reasonably convenient to both parties.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 5 days' notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least ten days before the time of the sale or disposition.  Secured Party may buy at any public sale. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney's fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby.  The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of Florida shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor's Obligation remains unsatisfied.

6.           General.  No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns. If there be more than one Debtor, their obligations hereunder shall be joint and several.  This agreement shall become effective when it is signed by Debtor.

All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof.  The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute.  The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for the possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

Secured Party: Schoell Marine, Inc.	Debtor: Cyclone Power Technologies, Inc.

By: /s/ Harry Schoell	By: /s/ Frankie Fruge
Harry Schoell, President	Frankie Fruge, COO

EXHIBIT A
COLLATERAL

CYCLONE POWER TECHNOLOGIES, INC.

U.S. PATENT APPLICATIONS

Patent App Serial No.	Title

11/486,335	Heat Regenerative Engine

11/410,224	Centrifugal Condenser

11/416,039	Steam Generator in a Heat Regenerative Engine

11/509,202	Splitter Valve in a Heat Regenerative Engine

11/509,207	Pre-Heater Coil in a Heat Regenerative Engine

11/879,589	Connecting Rod Journals and Crankshaft Spider Bearing in an Engine

11/786,845	Engine Reversing and Timing Control Mechanism

11/827,854	Valve Controlled Throttle Mechanism in a Heat Regenerative Engine

11/827,846	Clearance Volume in a Heat Regenerative Engine

11/879,586	Engine Shrouding with Air to Air Exchanger

Provisional Patent Application No.

60/840,786                      Heat Regenerative Mini-Turbine Generator